UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2021

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	XONE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 11, 2021, The ExOne Company (“ExOne” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Desktop Metal, Inc., a Delaware corporation (“DM”), Texas Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of DM (“Merger Sub I”), Texas Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of DM (“Merger Sub II”), and the Company. Pursuant to the Merger Agreement, (i) Merger Sub I will be merged with and into the Company (“Merger I”), with the Company continuing as the surviving entity and a wholly owned subsidiary of DM (the “Surviving Corporation”), and (ii) immediately thereafter, the Surviving Corporation will be merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and wholly owned subsidiary of DM (“Merger II” and, together with Merger I, the “Mergers”).

Merger Consideration. Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of Merger I (the “Effective Time”), each share of common stock of ExOne, par value $0.01 per share (the “ExOne Shares”) issued and outstanding immediately prior to the Effective Time (other than ExOne Shares owned or held (x) in treasury or otherwise owned by ExOne or any of its subsidiaries, (y) by DM or any of its subsidiaries or (z) by any person who has not voted in favor of, or consented to, the Mergers and properly demands appraisal of such shares under Delaware law), will be converted into the right to receive (i) $8.50 in cash per ExOne Share and (ii) a number of shares of Class A common stock of DM, $0.0001 par value per share (a “DM Share”) equal to an Exchange Ratio subject to adjustment to ensure that (a) the cash consideration in the Mergers does not exceed 45% of the total consideration in the Mergers and (b) the number of DM Shares to be issued in the Mergers does not exceed 19.9% of the issued and outstanding DM Shares.

The “Exchange Ratio” means:

•	If the Average Stock Price (as defined below) is greater than $9.70, then the Exchange Ratio will be 1.7522;

•

If the Average Stock Price is between (or equal to) $9.70 and $7.94 per share, the initial exchange ratio of 1.9274 will be modified by multiplying such exchange ratio by the quotient of $8.82 divided by the Average Stock Price; or

•	If the Average Stock Price is less than $7.94, then the Exchange Ratio will be 2.1416.

“Average Stock Price” means the average of the volume weighted averages of the trading prices of DM Shares on the New York Stock Exchange on each of the twenty consecutive trading days ending on (and including) the trading day that is three trading days prior to the date of the Effective Time of the Mergers.

Unvested Stock Options. Pursuant to the Merger Agreement, at the Effective Time, each unvested option to purchase ExOne Shares granted under the Company’s 2013 Equity Incentive Plan, as amended (each, an “ExOne Option”), that is outstanding and unexercised will be assumed by DM and converted into an option to purchase a number of shares of DM Common Stock (each, a “DM Option Award”) (A) equal to the product obtained by multiplying (x) the number of ExOne Shares subject to such ExOne Option immediately prior to the Effective Time by (y) the Exchange Ratio (rounding down to the nearest whole share of DM Common Stock), and (B) at an exercise price per share of DM Common Stock (rounded up to the nearest cent) equal to the quotient obtained by dividing (x) the exercise price per ExOne Share immediately prior to the Effective Time by (y) the Exchange Ratio. Each DM Option Award issued pursuant to Merger Agreement will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding ExOne Option immediately prior to the Effective Time, except that each reference to ExOne shall be deemed to be a reference to DM.

Vested Stock Options. Pursuant to the Merger Agreement, at the Effective Time, each vested ExOne Option (including any ExOne Options that vest at the Effective Time) that is outstanding and unexercised, will be cancelled and the holder of such ExOne Option will be entitled to receive an amount equal to the product of (i) the excess, if any, of (A) the merger consideration over (B) the exercise price of such ExOne Option, multiplied by (ii) the number of ExOne Shares subject to such ExOne Option, less applicable tax withholdings. In the event the per share exercise price payable with respect to any ExOne Option exceeds the merger consideration, then such ExOne Option will be cancelled without payment of any consideration with respect thereto.

COC Restricted Stock Awards. Pursuant to the Merger Agreement, at the Effective Time, each restricted stock award of ExOne Shares that is subject to the terms of ExOne’s Change of Control Severance Plan (each, an “ExOne COC Restricted Stock Award”) that is outstanding, will vest as of the Effective Time in accordance with the terms of ExOne’s Change of Control Severance Plan and (i) any ExOne Shares subject to the vested portion of the ExOne COC Restricted Stock Award will be cancelled, with the holder of such ExOne Restricted Stock Award becoming entitled to receive the merger consideration with respect thereto and (ii) any portion of the ExOne COC Restricted Stock Award that remains subject to any vesting, forfeiture or other lapse restrictions after the Effective Time (after taking account of accelerated vesting granted under the ExOne Change of Control Severance Plan) will be assumed and converted at the Effective Time into an award of restricted shares of DM Common Stock (each a “DM Restricted Stock Award”) in exchange for the remaining unvested portion of a ExOne COC Restricted Stock Award consisting of a number of shares of DM Common Stock (rounded to nearest whole share) equal to the product of (a) the number of remaining unvested ExOne Shares subject to such ExOne COC Restricted Stock Award multiplied by (b) the Exchange Ratio. Each DM Restricted Stock Award issued pursuant to Merger Agreement will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding ExOne COC Restricted Stock Award immediately prior to the Effective Time, except that each reference to ExOne shall be deemed to be a reference to DM.

Non-COC Restricted Stock Awards. Pursuant to the Merger Agreement, at the Effective Time, each outstanding restricted stock award of ExOne Shares that is not subject to ExOne’s Change of Control Severance Plan, (each, a “Non-COC ExOne Restricted Stock Award”), that is outstanding, will vest as of the Effective Time and will be cancelled, with the holder of such Non-COC ExOne Restricted Stock Award becoming entitled to receive the merger consideration in respect of each ExOne Share subject to such Non-COC ExOne Restricted Stock Award.

ESPP Awards. Pursuant to the Merger Agreement, at the Effective Time, each award granted under the 2021 Executive Stock Performance Program (each, an “ESPP Award”) that is outstanding will be converted into ExOne Shares with the number of ExOne Shares determined based on actual performance for the portion of the performance period through the Effective Time as reasonably determined by the compensation committee of ExOne. Such ExOne shares will vest as of the Effective Time in accordance with the terms of ExOne’s Change of Control Severance Plan and (i) the ExOne Shares subject to the vested portion of the ESPP Award will be cancelled, with the holder of such vested portion of the ESPP Award becoming entitled to receive the merger consideration, and (ii) the unvested portion of the ESPP Award will be subject to the service-based vesting terms provided under the ESPP Award and, to the extent unvested at the Effective Time, will be assumed and converted at the Effective Time into a DM Restricted Stock Award. Each DM Restricted Stock Award issued pursuant to Merger Agreement in connection with the unvested portion of an ESPP Award will continue to have, and will be subject to, the same terms and conditions, including vesting and acceleration of vesting terms and conditions, as those that applied to the corresponding unvested portion of such ESPP Award immediately prior to the Effective Time, except that each reference to ExOne shall be deemed to be a reference to DM.

ExOne Board Recommendation. The board of directors of ExOne (the “ExOne Board”) has approved the Merger Agreement, and has agreed to recommend that ExOne’s stockholders adopt and approve the Merger Agreement and the transactions contemplated thereby, including Merger I.

Conditions to Closing of the Mergers. The consummation of the Mergers is subject to customary closing conditions, including, among other things: (i) approval by ExOne’s stockholders of the Merger Agreement; (ii) approval of the listing of the shares of DM Common Stock issuable to ExOne’s stockholders pursuant to the Merger Agreement on the New York Stock Exchange; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and if necessary, required regulatory approval by any other governmental authorities; (iv) the absence of injunctions or legal restraints that have the effect of preventing the consummation of the Mergers; (v) effectiveness of a registration statement on Form S-4 filed by DM registering the shares of DM Common Stock issuable to ExOne’s stockholders pursuant to the Merger Agreement; (vi) the absence of a material adverse effect (as defined in the Merger Agreement) with respect to ExOne or DM after the date of the Merger Agreement; (vii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by DM, Merger Sub I and Merger Sub II, on the one hand, and ExOne, on the other hand, and compliance in all material respects by all parties to the Merger Agreement with their respective obligations under the Merger Agreement and (viii) as a condition to ExOne’s obligations to close, the receipt by ExOne of the opinion of counsel to the effect that Merger I and Merger II, taken together, will qualify as a reorganization for U.S. federal income tax purposes.

Representations, Warranties and Covenants. The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among others, covenants by each of ExOne and DM regarding the conduct of its respective business during the pendency of the transactions contemplated by the Merger Agreement.

Non-Solicitation. ExOne has agreed, subject to certain exceptions, not to solicit alternative acquisition proposals and not to engage in discussions or negotiations regarding any alternative acquisition proposals. However, the ExOne Board may withdraw, qualify or modify its recommendation in favor of adoption of the Merger Agreement or terminate the Merger Agreement prior to receipt of stockholder approval if, in connection with the receipt of an alternative proposal, the ExOne Board determines that such alternative proposal constitutes a superior proposal, or in other circumstances where the ExOne Board determines that the failure to take such an action would be inconsistent with the ExOne Board’s fiduciary duties.

Termination of the Merger Agreement. The Merger Agreement provides each of ExOne and DM with certain termination rights and, under certain circumstances, may require ExOne or DM to pay a termination fee.

Subject to the terms and conditions of the Merger Agreement, ExOne would be required to pay to DM a termination fee of $11,500,000 if the Merger Agreement is terminated: (i) by DM or ExOne because approval of ExOne’s stockholders was not obtained and an alternative proposal for ExOne has been publicly disclosed and has not been withdrawn, and within twelve months of such termination, ExOne enters into a definitive agreement with respect to an alternative proposal that is subsequently consummated or otherwise the transactions contemplated by an alternative proposal are consummated; (ii) by

DM because ExOne breaches any of its representations, warranties, covenants or agreements in the Merger Agreement and such breach could not be or is not cured within the lesser of thirty (30) days of written notice of the breach or the outside date of the Merger Agreement or (iii) by DM because, prior to obtaining approval of ExOne’s stockholders, the ExOne Board changes its recommendation to its stockholders or fails to include its recommendation in the proxy statement/prospectus.

Subject to the terms and conditions of the Merger Agreement, DM would be required to pay to ExOne a termination fee of $11,500,000 if the Merger Agreement is terminated by ExOne because DM materially breaches certain of its covenants and such breach is not cured in the time allotted under the Merger Agreement.

Tax Matters. For U.S. federal income tax purposes, it is intended that Merger I and Merger II, taken together, shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about ExOne or DM. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of ExOne and DM in connection with the signing of the Merger Agreement or in filings and reports of the parties with the Securities and Exchange Commission (the “SEC”). These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations, warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between ExOne and DM rather than establishing matters as facts and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about ExOne or DM.

Support Agreements

In connection with the Merger Agreement, each of Kent Rockwell, the Chairman of ExOne’s Board of Directors, Rockwell Forest Products, Inc. and John Hartner, ExOne’s Chief Executive Officer, entered into a Voting Support Agreement with DM, Merger Sub I and Merger Sub II (the “Support Agreements”). The Support Agreements generally require that the stockholders party thereto to vote in favor of approving the adoption of the Merger Agreement and the Mergers and any other action requested by DM in furtherance thereof and against any alternate acquisition proposal or any proposal, action or transaction that can impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Mergers or the performance by ExOne of its obligations under the Merger Agreement. The Support Agreements also contain customary provisions that restrict the ability of the stockholders to transfer their ExOne Shares until the date the Merger Agreement is terminated in accordance with its terms. The Support Agreements will terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the delivery of written notice of termination by the stockholders to DM following any amendment, modification, change or waiver to any provision of the Merger Agreement that decreases the amount or changes the form of the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement), (c) the Effective Time and (d) upon mutual written consent of the stockholder, DM and the other parties thereto.

The foregoing is qualified in its entirety by reference to the full text of the form of Support Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Cash Retention Awards

On August 11, 2021, in connection with the Merger Agreement, the Board of Directors of ExOne approved special cash retention awards for thirty-eight employees, with an aggregate amount of approximately $2.5 million including awards to John Hartner, Rick Lucas and Douglas Zemba (who will receive $525,000, $245,000 and $300,000, respectively), which will vest and be payable by ExOne to each of the employees who received such a retention award if he or she remains continuously employed with ExOne through May 11, 2022 and the Mergers close before that date. In the event that a recipient’s employment is terminated without “cause”, the recipient resigns for “good reason”, the recipient dies or the recipient’s employment terminates due to “disability” (such terms are generally defined consistently with ExOne’s Change of Control Severance Plan), after the Closing Date but before the payment date, the recipient’s payment will be accelerated and paid upon the occurrence of such event.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information with respect the cash retention rewards for John Hartner, Rick Lucas and Douglas Zemba in Item 1.01 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2021, the Board approved amendments to the Company’s Amended and Restated Bylaws to amend the exclusive forum provision to make the federal district courts the exclusive forum for any cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). The foregoing description is qualified in its entirety by reference to the full text of the Company’s new Amended and Restated Bylaws, reflecting such amendments, which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On August 11, 2021, the Company hosted a joint investor conference call with DM to discuss its second quarter 2021 financial results and the Merger. As part of the joint investor conference call, supplemental information regarding the proposed transaction was provided to the investors in the form of an investor presentation. A copy of the investor presentation, the script for the joint investor conference call and a copy of the full transcript of the joint investor conference call are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

In addition, on August 11, 2021, a copy of the document furnished as Exhibit 99.4 was disseminated by the Company to its employees in connection with the announcement of the Mergers.

The information in Item 7.01 of this Current Report and Exhibits 99.1, 99.2, 99.3 and 99.4 hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act. The information in Item 7.01 of this Current Report and Exhibits 99.1, 99.2, 99.3 and 99.4 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Additional Information and Where to Find It

This communication relates to a proposed transaction between DM and the Company. In connection with the proposed transaction, DM will file a registration statement on Form S-4 with the SEC, which will include a document that serves as a proxy statement/prospectus of DM. A proxy statement/prospectus will be sent to all of the Company’s stockholders. Each party also will file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and the Company’s stockholders may obtain free copies of the proxy statement/prospectus (when available) and other documents that are filed or will be filed with the SEC by DM or the Company through the website maintained by the SEC at www.sec.gov. The documents filed by DM with the SEC also may be obtained free of charge at DM’s website at ir.desktopmetal.com. The documents filed by the Company with the SEC also may be obtained free of charge at the Company’s website at investor.exone.com.

Participants in the Solicitation

DM and the Company and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement for its Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 1, 2021. Information about DM’s directors and executive officers is set forth in DM’s proxy statement for its Annual Meeting of Stockholders on Schedule 14A filed with the SEC on June 17, 2021. To the extent that holdings of DM’s or the Company’s securities have changed since the amounts printed in DM’s or the Company’s proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Safe Harbor Regarding Forward Looking Statements

This communication relates to a proposed business combination transaction between DM and the Company and may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the

Company’s future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in the Company’s filings with the SEC, including its Annual Report on Form 10-K, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: the severity and duration of world health events, including the COVID-19 outbreak and the related economic repercussions and operational challenges; the ability of DM and ExOne to consummate the proposed transaction in a timely manner or at all, including the ability to secure regulatory approvals; impact to ExOne’s business if the transaction is not consummated; successful integration of DM’s and ExOne’s businesses and realization of synergies and benefits; the ability of DM to implement business plans, forecasts and other expectations following the completion of the transaction; risk that actual performance and financial results following completion of the transaction differ from projected performance and results; business disruption following the transaction; ExOne’s ability to consistently generate operating profits; fluctuations in ExOne’s revenues and operating results; ExOne’s competitive environment and its competitive position; ExOne’s ability to enhance its current 3D printing machines and technology and to develop and introduce new 3D printing machines; ExOne’s ability to qualify more industrial materials in which it can print; demand for ExOne’s products; the availability of skilled personnel; the impact of loss of key management; the impact of customer specific terms in machine sale agreements in determining the period in which ExOne recognizes revenue; risks related to global operations including effects of foreign currency and COVID-19; dependency on certain critical suppliers; nature or impact of alliances and strategic investments; reliance on critical information technology systems; the effect of litigation, contingencies and warranty claims; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, cyberattacks, war, terrorism and cancellation or unavailability of insurance coverage; the impact of disruption of ExOne’s manufacturing facilities or ExOne Adoption Centers; the adequacy of ExOne’s protection of its intellectual property; expectations regarding demand for ExOne’s industrial products, and other matters with regard to outlook; and other factors beyond our control, including the impact of COVID-19. A more fulsome discussion of the risks related to the proposed transaction will be included in the proxy statement/prospectus. For additional information about other risks and uncertainties that could cause actual results of the transaction to differ materially from those described in the forward-looking statements in this communication of ExOne’s business, financial condition, results of operations and prospects generally, please refer to the Company’s reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in the Form 8-K to be filed by the Company in connection with the transaction, the Form 10-Q filed with the SEC on August 11, 2021 and such other reports as ExOne has filed or may file with the SEC from time to time. For additional information about risks and uncertainties that may cause actual results of the transaction to differ materially from those described, please refer to DM’s reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in such reports. While the list of factors presented here is, and the list of factors presented in the proxy statement/prospectus will be considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Except as required by applicable law, neither DM nor ExOne will update any forward-looking statements to reflect new information, future events, changed circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 11, 2021, by and among DM, Merger Sub I, Merger Sub II and the Company.

3.1	Amended and Restated Bylaws of the Company

10.1	Form of Voting and Support Agreement

99.1	Investor Presentation, dated August 11, 2021

99.2	Joint Investor Conference Call Script, dated August 11, 2021

99.3	Transcript of the Joint Investor Conference Call, dated August 11, 2021

99.4	Employee Email from John Hartner, Chief Executive Officer of the Company, dated August 11, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules to this Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to provide to the Securities and Exchange Commission copies of such documents upon request; provided, however, that the Company reserves the right to request confidential treatment for portions of any such documents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 12, 2021 (Date)	The ExOne Company (Registrant)

/s/ Douglas D. Zemba
Douglas D. Zemba Chief Financial Officer